UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 22, 2018 State Street Corporation announced it had appointed Ian Appleyard as Executive Vice President, Global Controller and Chief Accounting Officer. The appointment is effective when Mr. Appleyard, age 53, joins State Street, which is expected to be on or about May 9, 2018. He will succeed Elizabeth Schaefer, who, as previously reported, is presently serving as Chief Accounting Officer on an interim basis.
Mr. Appleyard will join State Street from Credit Suisse AG, a leading multinational financial services company that he joined in 2008. Since May 2013 Mr. Appleyard has served as managing director in group finance, responsible for leading legal entity restructuring globally to meet regulatory requirements as well as the firm’s Brexit program. Prior to this role, Mr. Appleyard was the senior financial officer for the global investment banking division. Prior to Credit Suisse, Mr. Appleyard held senior positions at HSBC and JPMorgan.
In connection with his employment with State Street, on February 5, 2018, Mr. Appleyard entered into a letter agreement with State Street. A summary of the material terms of that agreement follows (all amounts approximate):

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Base Salary, 2018 Incentive Compensation and Role-Based Allowance. Mr. Appleyard will receive an annualized base salary of £250,000 and eligibility for discretionary incentive compensation awards under State Street’s incentive compensation program for 2018, payable in the first quarter of 2019. The agreement provides for a targeted 2018 annual incentive compensation award of £350,000 and a targeted 2018 long-term incentive compensation award of £350,000. In addition, Mr. Appleyard will also be entitled each year to an annualized role-based allowance in a gross amount equal to £450,000 in recognition of the particular duties and responsibilities of his role.

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Sign-On Compensation. Mr. Appleyard is entitled to a guaranteed one-time bonus award of up to £800,000 for the period ending December 31 2017, designed to compensate for the expected loss of 2017 incentive compensation from Mr. Appleyard’s now-current employer, consisting of up to the following (subject to applicable regulatory requirements): (1) £160,000 in cash; (2) £240,000 in deferred cash (ratable, five-year annual vesting schedule); (3) £160,000 in the form of a non-deferred award of State Street common stock; and (4) £240,000 in the form of a deferred stock award (ratable, five-year annual vesting schedule). In addition, State Street will replace previously granted unvested deferred stock and deferred cash awards from his now-current employer up to a maximum combined amount of $1.5 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan
		Title:	Executive Vice President, General Counsel and Assistant Secretary
Date:	March 22, 2018